UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2011

WATTS WATER TECHNOLOGIES, INC.

 (Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

 (Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2011, the Board of Directors of Watts Water Technologies, Inc. (the “Company”) approved amendments to the Company’s Pension Plan (the “Pension Plan”) and Supplemental Employees Retirement Plan (the “SERP”) to cease benefit accruals under both the Pension Plan and the SERP effective December 31, 2011.  As a result of these amendments, employees who participate in the Pension Plan or the SERP will not earn additional pension benefits for pay or service under either plan after December 31, 2011.

The eligibility and vesting provisions applicable to benefits accrued through December 31, 2011 and the optional forms of payments under the Pension Plan and SERP will not change.  Although service after December 31, 2011 will not result in additional benefits under the Pension Plan and SERP, service after December 31, 2011 will be counted for purposes of vesting and retirement eligibility under the plans, and service during 2012 will also be counted towards satisfying the one-year requirement for participation in the Pension Plan for employees hired during 2011.

In connection with the amendments to the Pension Plan and SERP, effective January 1, 2012 the Company’s 401(k) Savings Plan will be amended to add an enhanced match and non-elective core contribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATTS WATER TECHNOLOGIES, INC.

Date: November 4, 2011	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage General Counsel